                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement             [   ]   Confidential, for Use of the Commission
                                                        Only (as permitted by Rule 14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MICHAEL BAKER CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          MICHAEL BAKER CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided
       by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                           MICHAEL BAKER CORPORATION
                                 P.O. BOX 12259
                      PITTSBURGH, PENNSYLVANIA 15231-0259

                                                                  April 24, 1995

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 1995

TO THE SHAREHOLDERS OF MICHAEL BAKER CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of MICHAEL BAKER CORPORATION (the "Company") will be held at the Westin William Penn, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, on Wednesday, May 24, 1995 at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

          1. The election by the holders of the Common Capital Stock of the Company of nine directors to serve for a one-year term or until their respective successors shall have been elected and shall have qualified as follows:

           A. The election by the holders of Common Stock and Series B Common Stock (voting together) of six directors; and

           B. The election by the holders of Common Stock of three directors.

          2. To approve the adoption of the Company's 1995 Stock Incentive Plan.

          3. Such other matters as may properly be brought before the meeting.

     The close of business on April 7, 1995 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the meeting, or any adjournments thereof, and only shareholders of record on such date are entitled to notice of and to vote at said meeting.

     If you are a holder of both Common Stock and Series B Common Stock of the Company, you will find enclosed 2 proxy cards, both of which must be completed and returned in order to vote all Common Stock and Series B Common Stock which you hold. The Company's 1994 Annual Report to Shareholders is also enclosed.

     You are cordially invited to attend the Annual Meeting of Shareholders. Whether or not you plan to attend the Meeting, we urge you to please sign, date and promptly return the enclosed proxy card(s) in the enclosed postage paid envelope.

                                                   By Order of the Board of
                                                          Directors,

                                                        GLENN S. BURNS
                                                          Secretary

                           MICHAEL BAKER CORPORATION
                            PITTSBURGH, PENNSYLVANIA

                                PROXY STATEMENT
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 24, 1995

                              GENERAL INFORMATION

     The solicitation of the proxy or proxies enclosed with this proxy statement is made on behalf of the Board of Directors of Michael Baker Corporation (the "Company"), P.O. Box 12259, Pittsburgh, Pennsylvania 15231-0259, for the Annual Meeting of Shareholders to be held on May 24, 1995 at 10:00 a.m. at the Westin William Penn, 530 William Penn Place, Pittsburgh, Pennsylvania 15219. It is expected that this Proxy Statement and proxies will be mailed to shareholders on or about April 24, 1995.

     The Company's Common Capital Stock is divided into two series, denominated Common Stock and Series B Common Stock. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to the shareholders and each share of Series B Common Stock entitles the holder thereof to ten votes on all such matters. All matters submitted to a vote of shareholders are voted upon by holders of Common Stock and Series B Common Stock voting together except that
(i) holders of Common Stock and holders of Series B Common Stock are each entitled to vote separately as a series on certain extraordinary transactions involving the Company or on certain amendments to the Company's Articles of Incorporation, and (ii) holders of Common Stock, voting separately as a class, are entitled to elect one-fourth of the directors to be elected at a meeting (other than directors whom future holders of Cumulative Preferred Stock may have the right to elect), rounded, if necessary, to the next higher whole number. Holders of Common Stock vote together with the holders of Series B Common Stock on the election of the remaining directors (other than those electable by future holders of Cumulative Preferred Stock).

     Holders of Common Stock and Series B Common Stock have cumulative voting rights in the election of directors, including, in the case of the holders of Common Stock, directors elected by such holders voting separately as a class. Cumulative voting entitles each shareholder to that number of votes in the election of directors as is equal to the number of shares which he holds of record (multiplied by ten, in the case of Series B Common Stock) multiplied by the total number of directors to be elected and to cast the whole number of such votes for one nominee or distribute them among any two or more nominees as he chooses. Shares represented by proxies, unless otherwise indicated on the proxy card, will be voted cumulatively in such manner that the number of shares so voted for each nominee (and for any substitute nominated by the Board of Directors if any nominee listed becomes unable or is unwilling to serve) will be as nearly equal as possible. The six nominees receiving the highest number of affirmative votes cast at the Annual Meeting by the holders of Common Stock and Series B Common Stock, voting together, and the three nominees receiving the highest number of affirmative votes cast at the Annual Meeting by the holders of the Common Stock, voting in person or by proxy, a quorum being present, will be elected as directors.

     On April 7, 1995, the Company had 7,001,826 outstanding shares of Common Stock (representing 7,001,826 votes) and 1,361,726 shares of Series B Common Stock (representing 13,617,260 votes). Holders of Common Stock and Series B Common Stock of record at the close of business on April 7, 1995 are entitled to notice of and to vote on all matters that may properly come before the meeting except that holders of Series B Common Stock may not vote for the election of directors electable solely by the holders of Common Stock.

     The proxy solicited hereby may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company or by executing and delivering a proxy bearing a later date or by attending and voting at the Annual Meeting of Shareholders or any adjournment thereof. Unrevoked proxies will be voted at the meeting in accordance with the specifications made thereon, but in the absence of such specifications will be voted FOR each proposal. Unsigned and undated proxies shall not be voted. Votes with respect to the election of directors shall be counted as set forth above. With respect to all other matters brought before the meeting (including without limitation the adoption of the Company's 1995 Stock Incentive Plan), the affirmative vote by the majority of the votes present at the meeting (in person or by proxy) shall be required to approve such matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock and Series B Common Stock as of April 7, 1995 by each person known by the Board of Directors of the Company to own beneficially more than 5% of the outstanding shares of Common Stock and Series B Common Stock of the Company, by each director and nominee, by each of the executive officers named in the Summary Compensation Table included elsewhere in this proxy statement (the "Summary Compensation Table") and by all directors and executive officers as a group. The Michael Baker Corporation Employee Stock Ownership Plan and Trust (the "ESOP") holds approximately 68.2% of the voting power of the Company's outstanding Common Capital Stock. Information contained in this proxy statement as to shares held by the ESOP is as of March 31, 1995, the most recent practicable date. The information in the table concerning beneficial ownership is based upon information furnished to the Company by or on behalf of the persons named in the table.

                                                  COMMON STOCK                    SERIES B COMMON STOCK
                                           --------------------------           --------------------------
                                           AMOUNT AND                           AMOUNT AND
                                           NATURE OF                            NATURE OF
                                           BENEFICIAL                           BENEFICIAL
                 NAME                      OWNERSHIP(1)       PERCENT           OWNERSHIP(1)       PERCENT
                 ----                      ------------       -------           ------------       -------
Michael Baker Corporation                  1,738,402            24.8%           1,232,640            90.5%
Employee Stock Ownership
Plan and Trust
  Michael Baker Corporation
  P.O. Box 12259
  Pittsburgh, PA 15231-0259
RCM Capital Management                     1,127,700 (2)        16.1%                None              --
RCM Limited L.P.
RCM General Corporation
RCM Capital Funds, Inc.
  Four Embarcadero Center
  Suite 2900
  San Francisco, CA 94111
The Prudential Insurance                     766,400 (3)        10.9%                None              --
  Company of America
  Prudential Plaza
  Newark, NJ 07102-3777
Dimensional Fund Advisors Inc.               447,400 (4)         6.4%                None              --
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Joseph N. Alcorn III(8)                         None              --                 None              --
William J. Copeland                             None              --                 None              --
Donald P. Fusilli, Jr.                         6,651 (6)           *                6,506 (7)           *
Roy V. Gavert, Jr.                             2,000               *                 None              --
Michael E. Gibbs(8)                          130,318 (6)         1.9%               2,984 (7)           *
Jack B. Hoey                                  10,000 (5)           *                 None              --
Charles I. Homan                              18,523 (5)(6)        *               19,136 (5)(7)      1.4%
Thomas D. Larson                               1,525 (5)           *                 None              --
Richard L. Shaw                                8,205               *                 None              --
Konrad M. Weis                                  None              --                 None              --
J. Robert White                                 None              --                 None              --
William A. Wulf                                2,000 (5)           *                 None              --
All Directors and Executive Officers         227,200 (5)(6)      3.2%              77,627 (5)(7)      5.7%
  as a group (22 persons)

- - ---------

* Less than 1%

(1) Under regulations of the Securities and Exchange Commission, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in the other footnotes below, each person has sole voting power and sole investment power as to all shares listed opposite his name.

(2) RCM Capital Funds, Inc. has no voting power with respect to any shares and has sole dispositive power with respect to 489,400 shares. This information has been taken from Schedule 13G dated February 13, 1995 of RCM Capital Funds, Inc. The other three RCM entities have sole voting power and sole dispositive power with respect to 638,300 shares. This information has been taken from Schedule 13G dated February 8, 1995 filed jointly by these other three entities.

(3) The Prudential Insurance Company of America has sole voting power and sole dispositive power with respect to 594,900 shares, and shared voting power and shared dispositive power with respect to 168,500 shares. This information has been taken from Schedule 13G dated February 10, 1995 of The Prudential Insurance Company of America, as amended by Amendment No. 1 dated April 4, 1995.

(4) Dimensional Fund Advisors Inc., a registered investment advisor, is deemed to have beneficial ownership of 447,400 shares as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional Fund Advisors Inc. disclaims ownership of all such shares. This information has been taken from Schedule 13G dated January 30, 1995 of Dimensional Fund Advisors Inc.

(5) Some or all of such shares are jointly owned by such person and his spouse. Voting and investment power as to such shares is shared by the nominee and his spouse.

(6) Includes the number of shares of Common Stock indicated for each of the following persons or group which are allocated to their respective accounts as participants in the ESOP and as to which they are entitled to give binding voting instructions to the trustee of the ESOP: Mr. Fusilli (6,651 shares); Mr. Gibbs (2,318 shares); Mr. Homan (13,445 shares); and directors and executive officers as a group (70,392 shares).

(7) Includes the number of shares of Series B Common Stock indicated for each of the following persons or group which are allocated to their respective accounts as participants in the ESOP and as to which they are entitled to give binding voting instructions to the trustee of the ESOP: Mr. Fusilli (6,506 shares); Mr. Gibbs (2,984 shares); Mr. Homan (18,068 shares); and directors and executive officers as a group (76,549 shares).

(8) Messrs. Alcorn and Gibbs resigned from the Company effective February 15, 1995.

                              PROXY PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Nine directors will be elected for a one-year term expiring on the date of the next Annual Meeting of Shareholders or until their respective successors shall have been elected and shall have qualified. Six directors are to be elected by the holders of Common Stock and Series B Common Stock voting together, and three directors are to be elected solely by the holders of Common Stock. The persons named in the enclosed proxy intend to vote for the nominees whose names appear below. Although it is expected that such nominees will be available for election, if any of them becomes unable or is unwilling to serve at the time the election occurs, it is intended that shares represented by proxies will be voted for the election of the other nominees named and such substituted nominees, if any, as shall be designated by the Company's Board of Directors.

     The following table sets forth certain information regarding the nominees as of April 7, 1995. Seven of the nominees were elected directors by the Company's shareholders at the 1994 Annual Meeting. J. Robert White was elected to the Board of Directors on August 5, 1994. Charles I. Homan was elected to the Board of Directors on

October 1, 1994. Except as otherwise indicated, each nominee has held the principal occupation listed or another executive position with the same entity for at least the past five years.

                            DIRECTOR                      PRINCIPAL OCCUPATION; OTHER
         NOMINEE              SINCE                           DIRECTORSHIPS; AGE
         -------            --------                      ---------------------------
TO BE ELECTED BY HOLDERS OF COMMON STOCK AND SERIES B COMMON STOCK
Charles I. Homan              1994          President and Chief Executive Officer since October
                                            1994; formerly Executive Vice President from January
                                            1990 to September 1994; formerly Senior Vice President
                                            from April 1988 to December 1989; formerly President of
                                            Michael Baker Jr., Inc. (a subsidiary) from May 1983 to
                                            September 1994; Director of Century Financial
                                            Corporation and Century National Bank; Age 51

Thomas D. Larson              1993          Self employed (consultant); formerly Administrator,
                                            United States Federal Highway Administration until
                                            January 1992; formerly Secretary of the Pennsylvania
                                            Department of Transportation; formerly Professor of
                                            Engineering, The Pennsylvania State University; Age 66

Richard L. Shaw               1966          Chairman of the Board; formerly Chairman of the Board,
                                            President and Chief Executive Officer of the Company
                                            from September 1993 through September 1994; formerly
                                            President and Chief Executive Officer of the Company
                                            from April 1984 to May 1992; Director of L.B. Foster
                                            Company (manufacturing); Age 67

Konrad M. Weis                1991          Retired; formerly President and Chief Executive Officer
                                            of Miles, Inc. (formerly Bayer USA Inc.)--(chemicals,
                                            health care and imaging technologies); Director of PNC
                                            Equity Management Corporation and Dravo Corporation;
                                            Age 66

J. Robert White               1994          Executive Vice President, Chief Financial Officer and
                                            Treasurer since July 1994; formerly Assistant Director
                                            of Investor Relations for Westinghouse Electric
                                            Corporation from prior to 1990 through June 1994;
                                            formerly Adjunct Professor of Accounting and Finance at
                                            the University of Pittsburgh and Carnegie-Mellon
                                            University; Age 52

William A. Wulf               1985          Professor of Computer Science at the University of
                                            Virginia; formerly Associate Director of the National
                                            Science Foundation; Age 55

TO BE ELECTED SOLELY BY HOLDERS OF COMMON STOCK
William J. Copeland           1983          Retired; formerly Chairman of the Board of the Company;
                                            formerly Vice Chairman of the Board of PNC Financial
                                            Corp. and Pittsburgh National Bank; Director or trustee
                                            of various investment companies affiliated with
                                            Federated Investors, Inc.; Age 76

Roy V. Gavert, Jr.            1988          Managing Director of World Class Processing, Inc.
                                            (manufacturing); principal of the Horton Company
                                            (manufacturer of valves for household appliances);
                                            formerly Managing Director of Gavert Wennerholm & Co.
                                            (venture capital); formerly Managing Director of Eagle
                                            Capital, Inc. (investment bank and venture capital);
                                            formerly Executive Vice President, Westinghouse
                                            Electric Corporation; Age 61

Jack B. Hoey                  1988          Retired; formerly Chairman, President and Chief
                                            Executive Officer of Peoples Natural Gas Company
                                            (public utility); Director of United Financial
                                            Technologies, Inc.; Age 67

BOARD AND COMMITTEE MEETINGS

     During 1994 there were eight meetings of the Company's Board of Directors. The Executive Committee of the Board of Directors, of which Messrs. Copeland, Shaw and Gavert are members, held seven meetings. The Audit Committee of the Board of Directors, of which Messrs. Gavert, Larson and Wulf are members, held seven meetings. The Compensation Committee, of which Messrs. Hoey, Weis and Shaw were members in 1994, held four meetings. As of January 18, 1995, Mr. Larson replaced Mr. Shaw on the Compensation Committee. The Nominating Committee, of which Messrs. Hoey, Copeland and Weis are members, held twelve meetings. Section
2.01.1 of the Company's By-Laws sets forth procedures by which shareholders may nominate candidates for election as directors. All directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of which they were members.

     The Executive Committee was established with all the powers and the right to exercise all the authority of the Board of Directors in the management of the business and affairs of the Company. The functions performed by the Audit Committee include recommending the independent auditors, reviewing with the independent auditors the plan for, and the results of, the auditing engagement, approving professional services provided by the independent auditors prior to the performance of such services, reviewing the independence of the independent auditors and reviewing the Company's system of internal accounting controls. The Compensation Committee reviews and recommends to the Board the compensation of senior executive personnel and directors. The Nominating Committee was established in August 1993 to interview and recommend to the Board candidates to serve as executive officers and/or directors.

                             DIRECTORS AND OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding compensation received by the Chief Executive Officer, the four remaining most highly compensated executive officers of the Company as of December 31, 1994, and the former Chief Executive Officer.

SUMMARY COMPENSATION TABLE

                                                               ANNUAL COMPENSATION
                                                               --------------------        ALL OTHER
                                                   FISCAL      SALARY        BONUS       COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR         ($)          ($)           ($)(1)
- - ---------------------------                        ------      -------      ------       -------------
Richard L. Shaw(2)                                  1994       360,400           --          26,235
    Chairman of the Board; formerly President       1993       207,800           --          22,380
    and Chief Executive Officer                     1992       162,900           --          15,318

Charles I. Homan(3)                                 1994       226,600       17,876          10,025
    President and Chief Executive Officer;          1993       195,000       17,064           9,736
    formerly Executive Vice President;              1992       175,000           --           6,888
    formerly President of Michael Baker Jr.,
  Inc.,
    a subsidiary
Joseph N. Alcorn III(4)                             1994       190,000           --           7,450
    Executive Vice President; President of          1993       171,000           --           7,304
    Baker Mellon Stuart Construction, Inc.,         1992       160,000           --           6,695
    a subsidiary
Michael E. Gibbs(5)                                 1994       190,000           --           5,953
    Executive Vice President; President of          1993       190,000           --           3,367
    Baker/MO Services, Inc., a subsidiary           1992       175,000      269,354           4,122

J. Robert White(6)                                  1994        82,500      100,000             744
    Executive Vice President,                       1993            --           --              --
    Chief Financial Officer and Treasurer           1992            --           --              --

                                                               ANNUAL COMPENSATION
                                                               -------------------         ALL OTHER
                                                   FISCAL      SALARY        BONUS       COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR         ($)          ($)           ($)(1)
- - ---------------------------                        ------      -------      ------       ------------
Donald P. Fusilli, Jr.                              1994       171,000        --             8,271
    Executive Vice President of                     1993       154,000        --             7,664
    Baker/MO Services, Inc. (a subsidiary);         1992       140,000        --             6,404
    formerly Executive Vice President,
    General Counsel and Secretary

- - ---------

(1) Includes matching contributions made by the Company under its 401(k) plan paid on behalf of the following individuals in 1994, 1993 and 1992, respectively: Mr. Shaw, $9,240, $5,385 and $1,885; Mr. Homan, $7,721, $7,500
    and $6,192; Mr. Alcorn, $5,146, $5,000 and $5,255; Mr. Gibbs, $5,377, $3,637
    and $4,122; and Mr. Fusilli, $7,745, $7,193 and $6,078. Mr. White joined the Company July 1, 1994 and did not receive 401(k) matching contributions in 1994. Also includes group life insurance premiums paid by the Company on behalf of the following individuals in 1994, 1993 and 1992, respectively:
    Mr. Shaw, $16,995, $16,995 and $13,433; Mr. Homan, $2,304, $2,236 and $696;
    Mr. Alcorn, $2,304, $2,304 and $1,440; and Mr. Fusilli, $526, $471 and $326.
    Group life insurance premiums were paid on behalf of Messrs. Gibbs and White in 1994 only, in the respective amounts of $576 and $744.

(2) Mr. Shaw resigned from the Company effective September 30, 1994. Amounts shown as salary include consulting fees received by Mr. Shaw under his employment agreement. See "Transactions with Management."

(3) Mr. Homan became President and Chief Executive Officer upon Mr. Shaw's resignation effective September 30, 1994.

(4) Mr. Alcorn resigned from the Company effective February 15, 1995.

(5) A description of Mr. Gibbs' employment contract is set forth below under the heading "Transactions with Management". Mr. Gibbs resigned effective February 15, 1995.

(6) Mr. White joined the Company July 1, 1994. His annualized salary for 1994 was $165,000.

COMPENSATION OF DIRECTORS

     Compensation for non-employee directors is as follows: Annual retainer--$15,000; Attendance at each regularly scheduled Board of Directors meeting--$1,000; Attendance at each special meeting of the Board of Directors--$1,000; Attendance at a committee meeting scheduled on a date other than the date of a regularly scheduled Board of Directors meeting--$500; Attendance at a committee meeting scheduled on the date of a regularly scheduled Board of Directors meeting--$100; Telephonic attendance at a Board of Directors or committee meeting--$100; Additional annual retainer for chairman of the Board of Directors--$5,000; and Additional annual retainer for committee chairmen--$1,000.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Stock Performance Graph on page 8 shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE

  Introduction

     Decisions regarding compensation of the Company's executives generally are made by a three-member Compensation Committee of the Board. All decisions of the committee relating to compensation of the Company's executive officers are reviewed and approved by the full Board. Set forth below is a report submitted by Messrs. Hoey, Shaw and Weis in their capacity as the Board's Compensation Committee addressing the Company's compensation policies for 1994 as they affected executive officers of the Company, including Mr. Shaw, the former President and Chief Executive Officer, Mr. Homan, the current President and Chief Executive Officer, and Messrs. Gibbs, Alcorn, White and Fusilli, the four executive officers other than Mr. Shaw and Mr. Homan who were, for 1994, the Company's most highly paid executives (collectively, with Mr. Shaw and Mr. Homan, the "Executive Officers").

  Compensation Philosophy

     The Company applies a consistent philosophy toward compensation based upon the following objectives: (i) to attract and retain executive officers and other key employees of outstanding ability, and to motivate all employees to perform to the full extent of their abilities; (ii) to ensure that pay is competitive with other leading companies in the Company's industry; (iii) to reward executive officers for corporate, group and individual performance; and (iv) to ensure that total compensation to the executive officers as group is not disproportionate when compared to the Company's total employee population.

  Compensation

     The Company applies a compensation program consisting of base salary and annual incentive compensation. Mr. Homan was elected to the position of President and Chief Executive Officer in September 1994 upon the retirement of Richard L. Shaw. In determining Mr. Homan's salary as President and Chief Executive Officer and the remaining Executive Officers' base salaries for 1994, the Compensation Committee considered predecessors' salaries, the relationship of compensation to other executive officers of the Company, the Company's current and projected growth and profitability performance, an executive compensation report prepared on the Company's behalf by Hewitt Associates (a compensation consulting firm) (the "Hewitt Report") and available executive compensation studies published by Arthur Andersen & Co. and the Engineering News Report, a trade publication for the engineering and construction industry. Mr. Shaw's salary for 1994 as President and Chief Executive Officer was determined based upon his salary prior to retirement and other factors described above.

     Incentive compensation for Mr. Homan and the other Executive Officers is determined by reference to corporate performance goals measured by financial ratios such as profitability and earnings per share growth. Each such officer's annual performance is measured by reviewing the return on sales, new work added, accounts receivables, human resources development and total quality management goals.

     The Chief Executive Officer recommends to the Compensation Committee salary adjustments for executive officers. The committee reviews these recommendations in light of the above factors and with reference to the Hewitt Report and the executive salary studies described above. A final comparison is made to verify that the total percentage increase in compensation paid to the executive officers as a group is not disproportionate to the percentage increase applicable to other Company employee groups.

     All executive employees participate in an annual incentive program. The components of the plan are based upon corporate and individual performance. Measures of corporate performance may include, but are not limited to, one or more financial ratios such as earnings per share, profitability, return on equity and return on assets. Individual performance is based on the performance rating received as part of the annual Performance Management Process. The Performance Management Process is a program which emphasizes performance planning (management/ employee goal setting), progress reviews and management feedback to employees. A primary objective of the program is to enhance the professional development of the individual employee. The rating is based upon factors agreed to by the Chief Executive Officer and the individual executive officer. Mr. Homan, other engineering group participants and Baker Support Services, Inc. participants received an incentive payment in 1994 due to the financial performance of those respective units.

     In 1992, the Compensation Committee retained the services of Hewitt Associates, a compensation consulting firm, with a continuing task to assist the committee in connection with performance of its duties in 1994. Hewitt will provide ongoing advice to the committee with respect to the reasonableness of compensation paid to executive officers of the Company.

  1995 Stock Incentive Plan

     On December 15, 1994, the Board of Directors approved the 1995 Stock Incentive Plan which, if adopted by the shareholders of the Company, will provide long-term incentive compensation to eligible employees. Stock options will be awarded based on the Compensation Committee's subjective judgment concerning the position and responsibilities of the employee being considered, the nature and value of his or her services, his or her current contribution to the success of the Company, and any other factors which the Compensation Committee may deem relevant. Stock option awards will tie the interests of employees to the long-term performance of the Company, and provide an effective incentive for employees to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the Company's stock price occurs over a number of years.

     This report is submitted by the Compensation Committee of the Company's Board of Directors.

          Jack B. Hoey          Konrad M. Weis          Richard L. Shaw

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS

     Two members of the Compensation Committee in 1994, Jack B. Hoey and Konrad
M. Weis, are non-employee directors and the third member, Richard L. Shaw, was the Company's Chief Executive Officer. All executive officers of the Company serve as directors of one or more subsidiaries of the Company. Various such subsidiaries have one or more executive officers who serve as directors of the Company and, in the case of Mr. Shaw, on the Company's Compensation Committee. As of January 18, 1995, Thomas D. Larson replaced Mr. Shaw on the Compensation Committee.

STOCK PERFORMANCE GRAPH

     The following line graph compares, for the period of five years commencing December 31, 1989 and ending December 31, 1994, the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Stock Index and with a peer group identified by the Company to best approximate the Company's diverse business groups.

                     COMPARISON OF FIVE-YEAR TOTAL RETURNS*
         MICHAEL BAKER CORPORATION ("BKR"), S&P 500, AND A PEER GROUP**
                     (PERFORMANCE RESULTS THROUGH 12/31/94)

      MEASUREMENT PERIOD         MICHAEL BAKER
    (FISCAL YEAR COVERED)         CORPORATION     PEER GROUP        S&P 500
12/89                                 100             100             100
12/90                                  85             103              97
12/91                                 154              96             126
12/92                                 169              99             136
12/93                                 126             105             150
12/94                                  43             100             152

     Assumes $100 invested at the close of trading on December 31, 1989 in the Company's Common Stock, S&P 500, and Peer Group.

 * Cumulative total return assumes reinvestment of dividends.

** The Peer Group was selected to include publicly traded companies engaging in one or more of the following lines of business: engineering, construction, and operations and maintenance. The Peer Group consists of the following companies: Greiner Engineering, Inc., Dames & Moore, Inc., Roy F. Weston Inc., Jacobs Engineering Group, Inc., ICF International, Inc., Earth Technology Corp. (USA), Harding Associates, Inc., URS Corp., Guy F. Atkinson Co. of California, Granite Construction Inc., Kasler Corp., Turner Corp., McDermott International, Inc., Oceaneering International Inc., Air & Water Technologies Corp., Halliburton Co., CRSS Inc., Fluor Corp., Foster Wheeler Corp., Gilbert Associates, Morrison Knudsen Corp., Perini Corp., and Stone & Webster, Inc.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms which they file. In October 1994, Thomas D. Larson, a director of the Company, purchased 1,000 shares of Common Stock of the Company. In December 1994, Charles
I. Homan, President, Chief Executive Officer and a director of the Company, purchased 2,000 shares of Common Stock of the Company. Messrs. Larson and Homan inadvertently failed to file with the Commission required monthly reports relating to such purchases. Such purchases were reported, however, in Mr. Larson's and Mr. Homan's year-end reports. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

TRANSACTIONS WITH MANAGEMENT

     The Company entered into an employment agreement with Richard L. Shaw in April 1988, which agreement was supplemented in March 1992 and October 1994. At the time of his retirement as of the end of September 1994, Mr. Shaw was being compensated at an annual salary of approximately $400,000. The agreement provides for Mr. Shaw's performance of consulting services to the Company from October 1, 1994 until May 31, 1998, with annual compensation equal to 20% of his salary prior to retirement. In addition, during this period, the Company will cover costs of health insurance, reimburse actual out-of-pocket expenses and maintain a life insurance policy for Mr. Shaw. This agreement also provides for a supplemental retirement benefit of $2,500 per month commencing after the expiration of such period.

     On September 3, 1991, the Company, through a newly formed subsidiary, Baker Mellon Stuart Construction, Inc. ("BMSCI"), acquired certain assets and contracts from Federal Street Construction Co., Inc. (formerly Mellon Stuart Company) ("Federal Street"), a corporation of which at the time of such acquisition Joseph N. Alcorn III was a shareholder and Executive Vice President and Glenn S. Burns (currently Vice President, Secretary and General Counsel of the Company) was a shareholder and general counsel. In connection with such acquisition, Mr. Alcorn became Executive Vice President of BMSCI and Mr. Burns became general counsel of BMSCI. In September 1993, Mr. Alcorn became President of BMSCI. The purchase price for such assets and contracts was $500,000 cash and a receivable of $1,285,000 from Federal Street for the net negative book value of the acquired assets and contracts of Federal Street as of the acquisition date. The Company may make additional payments to Federal Street or Federal Street may owe amounts to the Company based upon the profitability of the contracts acquired. The purchase price was arrived at by negotiation between the parties. In addition, on March 1, 1995 the Company paid $845,000 to Federal Street, based upon the operating performance of BMSCI in 1991, 1992 and 1993 and as consideration for certain noncompetition covenants of Federal Street (subject to set-off for amounts owed by Federal Street to the Company).

     BMSCI provided Federal Street with certain construction-related personnel services during 1994. Federal Street is charged for these services based on direct labor hours and actual costs incurred. BMSCI's charges to Federal Street for these services were approximately $123,000 in 1994.

     On August 17, 1990 (effective as of July 1, 1990), the Company, through Baker/MO Services, Inc. ("Baker/ MO"), a newly formed subsidiary, acquired all the outstanding shares of capital stock of MO, Inc. ("MO") from Michael E. Gibbs, MO's sole shareholder. Also on August 17, 1990 (effective as of July 1,
1990), the Company, through MO Services L.P., a newly formed limited partnership the partners of which are subsidiaries of the Company, acquired substantially all of the net assets of MO Project Services, Inc. ("MOPS"), a corporation of which Mr. Gibbs is the sole shareholder. As consideration for certain noncompetition covenants of MOPS contained in the purchase agreement, the Company issued a promissory note to MOPS in the amount of $1,250,000, paid in the following installments: January 15, 1991--$350,000; January 15, 1992--$200,000; January 15, 1993--$200,000; January 15, 1994--$250,000; and
January 15, 1995--$250,000.

     In connection with the acquisitions of the stock of MO and the assets of MOPS described above, the Company and Baker/MO entered into an employment agreement with Mr. Gibbs, pursuant to which Mr. Gibbs was employed as President of Baker/MO and General Manager of MO Services L.P. for the period from July 1, 1990 through

June 30, 1995. Mr. Gibbs resigned effective February 15, 1995. The employment agreement contained certain noncompetition covenants, pursuant to which Mr. Gibbs agreed, during the term of the agreement and for five years after any termination, not to engage in any business which competes with Baker/MO or MO Services L.P. or any of their affiliates or subsidiaries. In consideration for such covenants the Company issued a promissory note to Mr. Gibbs in the amount of $1,250,000, paid in the following installments: January 15, 1991--$350,000; January 15, 1992--$200,000; January 15, 1993--$200,000; January 15,
1994--$250,000; and January 15, 1995--$250,000.

     During 1994, Baker/MO incurred approximately $717,000 of expenses for fabrication and welding services provided to Baker/MO by Professional Projects, Inc., a corporation of which the brothers of Michael E. Gibbs are the sole shareholders.

     Baker/MO and MO Services L.P. lease office space and adjacent operational facilities in Houston, Texas from Blue River Investments, Inc., a corporation which is approximately 50% owned by Mr. Gibbs and of which Mr. Gibbs is the President. The lease is on a month-to-month basis and is for approximately 21,800 square feet of office space plus adjacent facilities. Rental paid under the lease in 1994 was $144,000.

                              PROXY PROPOSAL NO. 2
                     ADOPTION OF 1995 STOCK INCENTIVE PLAN

1995 STOCK INCENTIVE PLAN

     The Company's 1995 Stock Incentive Plan was approved by the Board of Directors on December 15, 1994. The affirmative vote of a majority of the votes present at the Annual Meeting (in person or by proxy) shall be required for approval of adoption of the 1995 Stock Incentive Plan. The Board of Directors recommends that the shareholders vote for approval of adoption of the 1995 Stock Incentive Plan. The proxies solicited on behalf of the Board of Directors will be voted for the adoption of the 1995 Stock Incentive Plan unless otherwise specified.

     The principal features of the 1995 Stock Incentive Plan (the "Option Plan") are summarized below. Such summary, however, is qualified in its entirety by the full text of the Option Plan, which is set forth as Exhibit A to this proxy statement.

GENERAL

     The purposes of the Option Plan are to encourage eligible employees of the Company and its subsidiaries, including officers, to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such employees to remain with the Company or a subsidiary, to reward such employees by providing an opportunity to acquire Common Stock of the Company on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of its subsidiaries. Those key employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company or any subsidiary may be eligible to be granted stock incentive awards ("Awards") under the Option Plan.

     The aggregate number of shares of Common Stock which may be issued under the Option Plan is 500,000 shares, subject to proportionate adjustment in the event of stock splits and similar events. No Awards payable in Common Stock may be granted under the Option Plan subsequent to December 14, 2004.

ADMINISTRATION

     The Option Plan will be administered by a committee (the "Stock Option Committee") appointed by the Board of Directors and consisting of not less than two members of the Board, none of whom will be eligible to participate in the Option Plan. The Stock Option Committee will be initially composed of the non-employee members of the Compensation Committee of the Board of Directors.

     The Stock Option Committee will have full authority, in its discretion, to grant Awards under the Option Plan and to determine the employees to whom Awards shall be granted and the number of shares to be covered by each Award. In determining the eligibility of any employee, as well as in determining the number of shares to be covered by an Award and the type or types of Awards to be made, the Stock Option Committee will consider the position and the responsibilities of the employee being considered, the nature and value to the Company or a subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a subsidiary and such other factors as the Stock Option Committee may deem relevant.

STOCK OPTIONS

     Stock options granted by the Stock Option Committee may be either "incentive stock options" (stock options qualifying under Section 422 of the Internal Revenue Code of 1986 (the "Code")), "nonstatutory stock options" (stock options which do not so qualify) or both types of stock options (but not in tandem). The option price, as determined by the Stock Option Committee in its discretion, for each stock option may not be less than 100% of the fair market value of the Common Stock on the date the stock option is granted. Fair market value, for purposes of the Option Plan, will generally be the mean between the publicly reported high and low sale prices per share of the Common Stock for the date as of which fair market value is to be determined. On April 7, 1995 the fair market value of a share of the Company's Common Stock, as so computed, was $4.28.

     No stock option may be exercised by an optionee during employment during the first six months of its term unless the exercise date has been accelerated as described under "Additional Rights in Certain Events" below. No stock option may be exercised after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

     Unless the Stock Option Committee, in its discretion, otherwise determines, the following provisions in this paragraph will apply in the event of the termination of employment of the awardee. If the employment of the awardee is voluntarily or involuntarily terminated with the consent of the Company or a subsidiary, or the awardee retires under any retirement plan of the Company or a subsidiary, all outstanding stock options held by the awardee will be exercisable by the awardee (but only to the extent exercisable immediately prior to the termination of employment) at any time (i) prior to the expiration date of the stock option or within three months after the date of termination of employment, whichever is the shorter period, in the case of an incentive stock option, or (ii) prior to the expiration date of the stock option or within one year (or three years in the event the awardee has retired) after the date of termination of employment, whichever is the shorter period, in the case of a nonstatutory stock option, and to the extent not exercisable will terminate, unless the exercise period has been extended as described under "Additional Rights in Certain Events" below. If the employment of the awardee is voluntarily or involuntarily terminated because the awardee is a "disabled grantee" within the meaning of Section 422(c)(6) of the Code, all outstanding stock options held by the awardee will be exercisable by the awardee (whether or not so exercisable immediately prior to the termination of employment) at any time prior to the expiration date of the stock option or within one year after the date of termination of employment, whichever is the shorter period. Following the death of the awardee during employment, all outstanding stock options held by the awardee at the time of death will be exercisable in full (whether or not so exercisable immediately prior to the death of the awardee) by the person entitled to do so under the will of the awardee, or, if the awardee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the awardee, at any time prior to the expiration date of the stock option or within one year after the date of death of the awardee, whichever is the shorter period. Following the death of the awardee after termination of employment, all outstanding stock options held by the awardee at the time of death will be exercisable in full (but only to the extent exercisable immediately prior to the death of the awardee) by the person entitled to do so under the will of the awardee, or, if the awardee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the awardee, at any time prior to the expiration date of the stock option or within one year after the date of death of the awardee, whichever is the shorter period.

     The option price for each stock option will be payable in full in cash at the time of exercise; however, in lieu of cash any optionee may, if authorized by the Committee, pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash and no shares of Common Stock which have been held less than six months may be delivered in payment of the option price of a stock option.

     No stock option granted under the Option Plan is transferable other than by will or by the laws of descent and distribution, and a stock option may be exercised during an optionee's lifetime only by the optionee.

     Subject to the foregoing and the other provisions of the Option Plan, stock options granted under the Option Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee.

ADDITIONAL RIGHTS IN CERTAIN EVENTS

     The Option Plan provides for certain additional rights upon the occurrence of one or more events described in Section 7 of the Option Plan ("Section 7 Events"). Such an event is deemed to have occurred when (i) the Company acquires actual knowledge that any person (other than the Company, the Company's Stock Ownership Plan or Trust, a subsidiary or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the voting power of the Company, (ii) a tender offer is made to acquire securities of the Company representing 20% or more of the voting power of the Company, (iii) a person other than the Company solicits proxies relating to the election or removal of 50% or more of any class of the Board of Directors or (iv) the shareholders of the Company approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to the transaction will not own a majority of the voting power of the surviving or resulting Company or any company which acquires the stock of the Company or more than 10% of its consolidated assets.

     Subject to the provisions of Section 4 of the Option Plan limiting such rights in the case of incentive stock options, unless the agreement between the Company and the awardee otherwise provides, if any Section 7 Event occurs (i) all outstanding stock options will become immediately and fully exercisable and
(ii) all stock options held by an awardee whose employment with the Company or a subsidiary terminates within one year of any Section 7 Event for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or subsidiary or death will be exercisable for a period of one year (or three years if the awardee has retired) from the date of such termination of employment, but in no event after the expiration date of the stock option.

POSSIBLE ANTI-TAKEOVER EFFECT

     The provisions of the Option Plan providing for the acceleration of the exercise date of stock options upon the occurrence of a Section 7 Event and for the extension of the period during which stock options may be exercised upon termination of employment following a Section 7 Event may be considered as having an anti-takeover effect.

MISCELLANEOUS

     The Board of Directors may amend or terminate the Option Plan at any time except that the Board may not terminate any outstanding Award and except that, without the approval of the shareholders of the Company, no amendment may (i) increase the number of shares which may be issued under the Option Plan, (ii) increase the maximum number of shares as to which stock options may be granted and as to which shares may be awarded under the Option Plan to any one employee during any one calendar year, (iii) materially increase the benefits accruing under the Option Plan to persons subject to the provisions of Section 16(b) of the 1934 Act, (iv) materially modify the requirements as to eligibility for participation in the Option Plan by persons subject to the provisions of Section 16(b) of the 1934 Act, (v) make any changes in the class of employees eligible to receive incentive stock options or (vi) extend the duration of the Option Plan.

     If an awardee (i) engages in a business which is in competition with the Company or any of its subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Company or any of its subsidiaries, or (iii) solicits any employee of the Company or any of its subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Company or any of its subsidiaries, the Stock Option Committee may immediately terminate all outstanding stock options held by the awardee. The first clause of the preceding sentence shall not apply if the exercise period of the stock option upon termination of employment has been extended as a result of the occurrence of a Section 7 Event.

     If the outstanding shares of Common Stock are changed in value by reason of a spin-off, split-off, split-up, dividend in partial liquidation or dividend in property other than cash or extraordinary distribution to shareholders, then the Stock Option Committee shall make any adjustments to any outstanding stock options under the Option Plan which it determines are equitably required to prevent dilution or enlargement of the rights of optionees.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of stock options under present law.

     Incentive Stock Options. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or, generally, upon the exercise of an incentive stock option, whether the option price is paid in whole or in part in cash or shares of Common Stock. The exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

     If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other disposition within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of is treated as a long-term capital gain, and any loss is treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) is treated as compensation received by the optionee and is taxable in the year of disposition. Any additional gain is taxable as a capital gain and any loss as a capital loss, which is long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a "disqualifying disposition" if the option price of the incentive stock option is paid in shares of Common Stock or, in certain limited circumstances, if the optionee is subject to Section 16(b) of the 1934 Act. If shares of Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer is considered a "disqualifying disposition" of the shares transferred, but, under proposed regulations, only compensation income determined as stated above, and no capital gain or loss, is recognized.

     Neither the Company nor any of its subsidiaries is entitled to a deduction for compensation paid with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by an optionee because of a "disqualifying disposition," the Company or one of its subsidiaries generally is entitled to a corresponding deduction in the same amount for compensation paid.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option.

     Upon the exercise of a nonstatutory stock option with cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is generally treated as compensation received in the year of exercise.

     If the option price of a nonstatutory stock option is paid in whole or in part in shares of Common Stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise is generally treated as compensation income received on the date of exercise. Special rules will apply upon the exercise of a nonstatutory stock option in certain limited circumstances by an optionee who is subject to Section 16(b) of the 1934 Act.

     In each instance that an amount is treated as compensation received, the Company or one of its subsidiaries generally is entitled to a corresponding deduction in the same amount for compensation paid.

     Other Tax Matters. The acceleration of the exercise date of a stock option or the exercise of a stock option following the occurrence of a Section 7 Event, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the optionee on certain amounts associated with the stock option and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries.

                            NEW PLAN BENEFITS TABLE

     The following table sets forth information regarding options granted as of January 1, 1995, subject to shareholder approval of the Option Plan, to certain officers of the Company. One-quarter of the options vested immediately upon grant, with the remaining three-quarters scheduled to vest in equal installments over the next three years. The exercise price for such options is $5.00 per share. The closing market price for Common Stock on April 7, 1995 was $4.31. Richard L. Shaw, Chairman of the Board, is not a participant in the Option Plan.

NAME AND PRINCIPAL POSITION                          NUMBER OF SHARES
- - ---------------------------                          ----------------
Charles I. Homan
    President and Chief Executive Officer                  27,500
Joseph N. Alcorn, III
    Executive Vice President                                3,325(1)
Michael E. Gibbs
    Executive Vice President;
    President of Baker/MO Services, Inc.
    a subsidiary                                            3,325(1)
J. Robert White
    Executive Vice President and
    Chief Financial Officer                                11,550
Donald P. Fusilli, Jr.
    Executive Vice President of
    Baker/MO Services, Inc.                                12,600
Executive group (12 persons)                              140,000
Non-executive officer group (6 persons)                    36,894

- - ---------

(1) The amount represents the one-quarter of the original grant which vested immediately. The remaining three-quarters was terminated upon the resignations of Messrs. Alcorn and Gibbs, effective February 15, 1995.

                                      AUDITORS

     The Board of Directors of the Company has selected the independent accounting firm of Price Waterhouse LLP to examine the financial statements of the Company for the 1995 fiscal year.

     Price Waterhouse LLP audited the financial statements of the Company for the 1994 fiscal year. The Board of Directors expects that representatives of Price Waterhouse LLP will be present at the Annual Meeting of Shareholders and, while such representatives do not currently plan to make a statement at the meeting, they will be available to respond to appropriate questions.

     Upon the recommendation of the Audit Committee and the approval of the Executive Committee, on August 22, 1994 the Company dismissed Arthur Andersen & Co. ("AA") as its independent accountants. The reports of AA on the Company's financial statements for the two fiscal years ended December 31, 1993 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or accounting principle. In connection with its audits for the two fiscal years ended December 31, 1993 and through August 22, 1994 there have been no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused AA to make reference thereto in their report on the Company's financial statements for such years. During the two fiscal years ended December 31, 1993 and through August 22, 1994 there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v) promulgated under the Securities Act of 1933, as amended). In a letter dated August 24, 1994 AA agreed with the statements set forth in this paragraph. A copy of such letter is included as Exhibit 16 to the Company's Current Report on Form 8-K dated August 22, 1994.

     The Company engaged Price Waterhouse LLP ("PW") as its new independent accountants as of August 22, 1994. During the two full fiscal years ended December 31, 1993, the Company engaged PW to audit the financial statements of BMSCI. The opinions of AA on the Company's financial statements for such years, insofar as they related to amounts included for BMSCI, were based solely on the reports of PW.

                                 OTHER MATTERS

     The Board of Directors does not know at this time of any other or further business that may come before the meeting, but, if any such matters should hereafter become known or determined and be properly brought before such meeting for action, the proxy holders will vote upon the same according to their discretion and best judgment.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, in a limited number of instances, officers, directors and regular employees of the Company may, for no additional compensation, solicit proxies in person or by telephone to vote for all nominees.

     In order to be eligible for inclusion in the Company's Proxy Statement for the 1996 Annual Meeting of Shareholders, which is presently expected to be held on or about April 26, 1996, a proposal submitted by a shareholder for such meeting must be received by the Secretary, Michael Baker Corporation, P.O. Box 12259, Pittsburgh, Pennsylvania 15231-0259 on or before December 26, 1995.

                                            By Order of the Board of Directors,

                                                         GLENN S. BURNS
                                                           Secretary
April 24, 1995

                                                                       EXHIBIT A

                           MICHAEL BAKER CORPORATION
                           1995 STOCK INCENTIVE PLAN

     The purposes of the 1995 Stock Incentive Plan (the "Plan") are to encourage eligible employees of Michael Baker Corporation (the "Corporation") and its subsidiaries to increase their efforts to make the Corporation and each Subsidiary more successful, to provide an additional inducement for such employees to remain with the Corporation or a Subsidiary, to reward such employees by providing an opportunity to acquire shares of the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") on favorable terms and to provide a means through which the Corporation may attract able persons to enter the employ of the Corporation or one of its Subsidiaries. For the purposes of the Plan, the term "Subsidiary" means any Corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                                   SECTION 1
                                 ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") to be appointed from time to time by the Corporation's Board of Directors (the "Board") which hereafter shall consist of not less than two members of the Board, each of whom shall on January 1, 1995, or at the time of appointment to the Committee subsequent thereto and at all times during service as a member of the Committee be (i) a "disinterested person" as that term is then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act") or any successor rule and (ii) an "outside director" under Section 162(m)(4)(c) of the Internal Revenue Code of 1986 (the "Code"), or any successor provision.

     The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to grants under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

     The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members of the Committee, shall be the acts of the Committee.

                                   SECTION 2
                                  ELIGIBILITY

     Those key employees of the Corporation or any Subsidiary (including, but not limited to, covered employees as defined in section 162(m)(3) of the Code, or any successor provision) who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary shall be eligible to be granted stock options as described herein.

     Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant stock options as described herein and to determine the employees to whom any such grant shall be made and the number of shares to be covered thereby. In determining the eligibility of any employee, as well as in determining the number of shares covered by each grant of a stock option, the Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant.

                                   SECTION 3
                        SHARES AVAILABLE UNDER THE PLAN

     The aggregate number of shares of the Common Stock which may be issued and as to which grants of stock options may be made under the Plan is 500,000 shares, subject to adjustment and substitution as set forth in Section 6. If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. If shares of Common Stock are forfeited to the Corporation pursuant to the restrictions applicable, the shares so forfeited shall not again be available for purposes of the Plan unless during the period such shares were outstanding, the grantee received no dividends or other "benefits of ownership" from such shares. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

                                   SECTION 4
                             GRANT OF STOCK OPTIONS

     The Committee shall have authority, in its discretion, to grant "incentive stock options" pursuant to Section 422 of the Code, to grant "nonstatutory stock options" (i.e., stock options which do not qualify under Sections 422 or 423 of the Code) or to grant both types of stock options (but not in tandem).

     During the duration of the Plan, the maximum number of shares as to which stock options may be granted and as to which shares may be awarded under the Plan to any one employee during any calendar year is 30,000 shares, subject to adjustment and substitution as set forth in Section 6. For the purposes of this limitation, any adjustment or substitution made pursuant to Section 6 with respect to the maximum number of shares set forth in the preceding sentence shall also be made with respect to any shares subject to stock options previously granted under the plan to such employee during the same calendar year.

     Notwithstanding any other provision contained in the Plan or in any stock option agreement referred to in Section 5(F) but subject to the possible exercise of the Committee's discretion contemplated in the last sentence of this
Section 4, the aggregate fair market value, determined as provided in Section 5(G) on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more of such incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement, and the acceleration of such exercise date would result in a violation of the limitation set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the date or dates, if any, that do not result in a violation of such limitation and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 limitation set forth in the first sentence of this paragraph and even if such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.

     The Committee may accept the cancellation of outstanding stock options in return for the grant of new stock options for the same or a different number of shares and at the same or a different option price.

                                   SECTION 5
                     TERMS AND CONDITIONS OF STOCK OPTIONS

     Stock options granted under the Plan shall be subject to the following terms and conditions:

     (A) The purchase price at which each stock option may be exercised (the "option price") shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, except that in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary (a "Ten Percent Employee"), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this
Section 5(A), the fair market value of the Common Stock shall be determined as provided in Section 5(G). For purposes of this Section 5(A), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants, and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary.

     (B) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may (if authorized by the Committee at the time of grant in the case of an incentive stock option, or at any time in the case of a nonstatutory stock option) pay the option price in whole or in part by delivering to the Corporation shares of the Common Stock having fair market value on the date of exercise of the stock option, determined as provided in Section 5(G), equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than six months may be delivered in payment of the option price of a stock option. If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Corporation will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. Notwithstanding any procedure of the broker or other agent-sponsored program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of the Common Stock which may be issued under the Plan as provided in Section 3.

     (C) No stock option shall be exercisable by a grantee during the first six months of its term, except that this limitation on exercise shall not apply if
Section 7(B) becomes applicable. No stock option shall be exercisable after the expiration of ten years (five years in the case of incentive stock option granted to a Ten Percent Employee) from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

     (D) No stock option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee.

     (E) Subject to the provisions of Section 4 in the case of incentive stock options, unless the Committee, in its discretion, shall otherwise determine:

          (i) If the employment of a grantee who is not disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Grantee") is voluntarily or involuntarily terminated with the consent of the Corporation or Subsidiary or a grantee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

          (ii) If the employment of a grantee who is not a Disabled Grantee is voluntarily or involuntarily terminated with consent of the Corporation or a Subsidiary, any then outstanding nonstatutory stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or within one year after the date of termination of employment, whichever is the shorter period;

          (iii) If the employment of a grantee who is a Disabled Grantee is voluntarily or involuntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option held by such grantee shall be exercisable by the grantee in full (whether or not so exercisable by the grantee immediately prior to the termination of employment) by the grantee at any time prior to the expiration date of such stock option or within one year after the date of termination of employment, whichever is the shorter period;

          (iv) If a grantee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding nonstatutory stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to such retirement) at any time prior to the expiration date of such nonstatutory stock option or within three years after the date of retirement, whichever is the shorter period;

          (v) Following the death of a grantee during employment, any outstanding stock option held by the grantee at the time of death shall be exercisable in full (whether or not so exercisable by the grantee immediately prior to the death of the grantee) by the person entitled to do so under the will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

          (vi) Following the death of a grantee after termination of employment during a period when a stock option is exercisable, any outstanding stock option held by the grantee at the time of death shall be exercisable by such person entitled to do so under the will of the grantee by such legal representative (but only to the extent the stock option was exercisable by the grantee immediately prior to the death of the grantee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period; and

          (vii) If a grantee of a stock option (a) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Corporation or any of its Subsidiaries, (provided, however, that this clause shall not apply if Section 7(C) applies following termination of employment), (b) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries or (c) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, the Committee, in its discretion, may immediately terminate all outstanding stock options held by the grantee. Whether a grantee has engaged in any of the activities referred to in the preceding sentence which would cause the outstanding stock options to be terminated shall be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

     (F) All stock options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Corporation by the President and Chief Executive Officer, the Chief Financial Officer or any Vice President and by the grantee. The agreement confirming a stock option shall specify whether the stock option is an incentive stock option or a nonstatutory stock option. The provisions of such agreements need not be identical.

     (G) Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon):
(i) if the Common Stock is listed on the American or the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the Composite Transactions listing for such exchange on such date,
(ii) if the Common Stock is not listed on either such exchange, the highest and lowest sales prices per share of the Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed, or (iii) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 5(G). If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 5(G) for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     (H) The obligation of the Corporation to issue shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon the American Stock Exchange or each such other stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

     Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 5(F), or an amendment thereto.

                                   SECTION 6
                     ADJUSTMENT AND SUBSTITUTION OF SHARES

     If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock subject to any outstanding stock options and the number of shares of the Common Stock which may be issued under the Plan but are not subject to outstanding stock options and the maximum number of shares as to which stock options may be granted and as to which shares may be awarded under the Plan to any employee during any calendar year under Section 4 on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on such date.

     If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

     In case of any adjustment or substitution as provided for in the first two paragraphs of this Section 6, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, the Committee shall make any adjustments to any then outstanding stock option which it determines are equitably required to prevent dilution or enlargement of the rights of optionees which would otherwise result from any such transaction.

     No adjustment or substitution provided for in this Section 6 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

     If any such adjustment or substitution provided for in this Section 6 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

     Except as provided in this Section 6, a grantee shall have no rights by reason of any issue by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

                                   SECTION 7
                      ADDITIONAL RIGHTS IN CERTAIN EVENTS

(A) Definitions

     For purposes of this Section 7, the following terms shall have the following meanings:

     (1) The term "Person" shall be used as that term is used in Section 13(d) and 14(d) of the 1934 Act as in effect on the effective date of the Plan.

     (2) "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

     (3) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than Common Stock to elect directors by a separate class vote).

     (4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Corporation (other than such offer made by the Corporation or any Subsidiary), whether or not such offer is approved or opposed by the Board.

     (5) "Continuing Directors" shall mean a director of the Corporation who either (a) was a director of the Corporation on the effective date of the Plan or (b) is an individual whose election, or nomination for election, as a director of the Corporation was approved by a vote of at least two-thirds of the directors then still in office who were Continuing Directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation which would be subject to Rule 14a-11 under the 1934 Act, or any successor Rule).

     (6) "Section 7 Event" shall mean the date upon which any of the following events occur:

          (a) The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary, the Corporation's Stock Ownership Plan and Trust or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation;

          (b) A Tender Offer is made to acquire securities of the Corporation entitling the holders thereof to 20% or more of the Voting Power of the Corporation; or

          (c) A solicitation subject to Rule 14a-11 under the 1934 Act (or any successor Rule) relating to the election or removal of 50% or more of the members of any class of the Board shall be made by any person other than the Corporation or less than 51% of the members of the Board shall be Continuing Directors; or

          (d) The shareholders of the Corporation shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Corporation immediately prior to the transaction;

provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 6(a), (ii) a grantee is required to be named pursuant to Item 2 of the
Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 6(b) or (iii) if a grantee is a "participant" as defined in Rule 14a-11 under the 1934 Act (or any successor rule) in a solicitation (other than a solicitation by the Corporation) referred to in paragraph 6(c), then no Section 7 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

(B) Acceleration of the Exercise Date of Stock Options.

     Subject to the provisions of Section 4 in the case of incentive stock options, unless the agreement referred to in Section 5(F), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any "Section 7 Event" occurs all outstanding stock options (other than those held by a person referred to in the proviso to Section 7(A)(6)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

(C) Extension of the Expiration Date of Stock Options.

     Subject to the provisions of Section 4 in the case of incentive stock options, unless the agreement referred to in Section 5(F), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options held by a grantee (other than a grantee referred to in the proviso to Section 7(A)(6)) whose employment with the Corporation or a Subsidiary terminates within one year of any Section 7 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, which are exercisable shall continue to be exercisable for a period of one year from the date of such termination of employment, but in no event after the expiration date of the stock option.

                                   SECTION 8
           EFFECT OF THE PLAN ON THE RIGHTS OF EMPLOYEES AND EMPLOYER

     Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted a stock option under the Plan. Nothing in the Plan, in any stock option, or in any agreement providing for a stock option shall confer any right on any employee to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee at any time.

                                   SECTION 9
                                  WITHHOLDING

     To the extent required by applicable Federal, state, local or foreign law, the person exercising the stock option shall make arrangements satisfactory to the Corporation, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Corporation shall not be required to issue any Common Stock under the Plan until such obligations are satisfied.

                                   SECTION 10
                                   AMENDMENT

     The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided that no such alteration or amendment of the Plan shall, without shareholder approval (i) increase the number of shares which may be issued under the Plan as set forth in Section 3, (ii) increase the maximum number of shares as to which stock options may be granted and as to which shares may be awarded under the Plan to any one employee during any one calendar year as set forth in Section 4, (iii) materially increase the benefits accruing under the Plan to persons subject to the provisions of Section 16(b) of the 1934 Act,
(iv) materially modify the requirements as to eligibility for participation in the Plan by persons subject to the provisions of Section 16(b) of the 1934 Act,
(v)make any changes in the class of employees eligible to receive incentive stock options under the Plan or (vi) extend the duration of the Plan. No alteration, amendment, revocations or termination of the Plan shall, without the written consent of the holder of stock options under the Plan, adversely affect the rights of such holder with respect thereto.

                                   SECTION 11
                      EFFECTIVE DATE AND DURATION OF PLAN

     The effective date of the Plan shall be January 1, 1995, and the date of adoption of the Plan by the Board shall be December 15, 1994, provided that such adoption of the Plan by the Board is approved by a majority of the votes cast at a duly held meeting of shareholders held on or prior to December 1, 1995, at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting. No stock option granted under the Plan may be exercised until after such approval. No stock option may be granted under the Plan subsequent to December 14, 2004.

                                                                    COMMON STOCK

                           MICHAEL BAKER CORPORATION

                      1995 ANNUAL MEETING OF SHAREHOLDERS

The undersigned does hereby appoint Richard L. Shaw and Charles I. Homan, or any one of them, Proxies for the undersigned with full power of substitution to vote at the Annual Meeting of the Shareholders of Michael Baker Corporation (the "Company") to be held May 24, 1995 and at any and all adjournments of said meeting, all the shares of Common Stock of the Company which the undersigned may be entitled to vote.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                     (OVER)

                             FOLD AND DETACH HERE

/  /

1. ELECTION OF DIRECTORS BY      Charles I. Homan, Thomas D. Larson,     2. ELECTION OF DIRECTORS BY     William J. Copeland,
   HOLDERS OF COMMON STOCK       Richard L. Shaw, Konrad M. Weis,           HOLDERS OF COMMON STOCK:     Roy V. Gavert, Jr.
   AND SERIES B COMMON STOCK:    J. Robert White and William A. Wulf                                     and Jack B. Hoey


        FOR            WITHHOLD     INSTRUCTION: to withhold              FOR            WITHHOLD      INSTRUCTION: to withhold
all nominees listed    AUTHORITY    authority to vote for any    all nominees listed    AUTHORITY      authority to vote for any
 (except as marked    to vote for   individual nominee(s) write   (except as marked    to vote for     individual nominee(s) write
 to the contrary)      nominees     the name of such nominee(s)   to the contrary)      nominees       the name of such nominee(s)
                        listed      in the space provided:                              listed         in the space provided:

        0                 0         ___________________________           0                0           ___________________________


3. TO APPROVE THE ADOPTION OF                                                                4. In his discretion, the Proxy is
   THE COMPANY'S 1995 STOCK                                                                     authorized to vote upon such
   INCENTIVE PLAN.                                                                              other business as may be properly
                                                                                                brought before the meeting.

 FOR       AGAINST       ABSTAIN
  0           0             0

                                                                         Please date and sign exactly as name appears
                                                                         hereon. When signing as Attorney, Executor,
                                                                         Administrator, Trustee, Guardian, Corporate
                                                                         Official, etc., full title as such should be
                                                                         shown. For joint accounts, each joint owner
                                                                         should sign.

                                                                         Date: ________________________________, 1995

                                                                         _____________________________________ [SEAL]

                                                                         _____________________________________ [SEAL]


                             FOLD AND DETACH HERE

                                                           SERIES B COMMON STOCK

                           MICHAEL BAKER CORPORATION

                      1995 ANNUAL MEETING OF SHAREHOLDERS

The undersigned does hereby appoint Richard L. Shaw and Charles I. Homan, or any one of them, Proxies for the undersigned with full power of substitution to vote at the Annual Meeting of the Shareholders of Michael Baker Corporation (the "Company") to be held May 24, 1995 and at any and all adjournments of said meeting, all the shares of Series B Common Stock of the Company which the undersigned may be entitled to vote.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                     (Over)

                             FOLD AND DETACH HERE

/ /

1.ELECTION OF DIRECTORS BY                Charles I. Homan, Thomas D. Larson,
  HOLDERS OF COMMON STOCK                 Richard L. Shaw, Konrad M. Weis,
  AND SERIES B COMMON STOCK:              J. Robert White and William A. Wulf
                                          INSTRUCTION: to withhold authority
                                          to vote for any individual nominee(s)
        FOR              WITHHOLD         write the name of such nominee(s) in
  all nominees listed    AUTHORITY        the space provided:
  (except as marked      to vote for all
  to the contrary)       nominees listed _______________________________________

        0                     0


2.TO APPROVE THE ADOPTION OF THE              3.In his discretion, the Proxy is
  COMPANY'S 1995 STOCK INCENTIVE PLAN.          authorized to vote upon such
                                                other business as may be
                                                properly brought before the
                                                meeting.
     FOR     AGAINST     ABSTAIN

      0         0           0
                                              Please date and sign exactly as
                                              name appears hereon. When
                                              signing as Attorney, Executor,
                                              Administrator, Trustee,
                                              Guardian, Corporate Official,
                                              etc., full title as such should
                                              be shown. For joint accounts,
                                              each joint owner should sign.

                                              DATE: ___________________ , 1995

                                              _________________________ [SEAL]

                                              _________________________ [SEAL]

                             FOLD AND DETACH HERE

                                                             COMMON STOCK (ESOP)

                           MICHAEL BAKER CORPORATION

                      1995 ANNUAL MEETING OF SHAREHOLDERS

The undersigned does hereby appoint Richard L. Shaw and Charles I. Homan, or any one of them, Proxies for the undersigned with full power of substitution to vote at the Annual Meeting of the Shareholders of Michael Baker Corporation (the "Company") to be held May 24, 1995 and at any and all adjournments of said meeting, all the shares of Common Stock of the Company which the undersigned may be entitled to vote.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE OR IF SUCH DIRECTION IS NOT RECEIVED BY THE ESOP TRUSTEE ON OR BEFORE MAY 22, 1995, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE MICHAEL BAKER CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN. YOUR VOTE WILL BE KEPT CONFIDENTIAL.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                     (Over)

                             FOLD AND DETACH HERE

/  /

1. ELECTION OF DIRECTORS BY      Charles I. Homan, Thomas D. Larson,     2. ELECTION OF DIRECTORS BY     William J. Copeland,
   HOLDERS OF COMMON STOCK       Richard L. Shaw, Konrad M. Weis,           HOLDERS OF COMMON STOCK:     Roy V. Gavert, Jr.
   AND SERIES B COMMON STOCK:    J. Robert White and William A. Wulf                                     and Jack B. Hoey


        FOR            WITHHOLD     INSTRUCTION: to withhold              FOR            WITHHOLD      INSTRUCTION: to withhold
all nominees listed    AUTHORITY    authority to vote for any    all nominees listed    AUTHORITY      authority to vote for any
 (except as marked    to vote for   individual nominee(s) write   (except as marked    to vote for     individual nominee(s) write
 to the contrary)      nominees     the name of such nominee(s)   to the contrary)      nominees       the name of such nominee(s)
                        listed      in the space provided:                              listed         in the space provided:

        0                 0         ___________________________           0                0           ___________________________


3. TO APPROVE THE ADOPTION OF                                                                4. In his discretion, the Proxy is
   THE COMPANY'S 1995 STOCK                                                                     authorized to vote upon such
   INCENTIVE PLAN.                                                                              other business as may be properly
                                                                                                brought before the meeting.

 FOR       AGAINST       ABSTAIN
  0           0             0

                                                                         Please date and sign exactly as name appears
                                                                         hereon. When signing as Attorney, Executor,
                                                                         Administrator, Trustee, Guardian, Corporate
                                                                         Official, etc., full title as such should be
                                                                         shown. For joint accounts, each joint owner
                                                                         should sign.

                                                                         Date: ________________________________, 1995

                                                                         _____________________________________ [SEAL]

                                                                         _____________________________________ [SEAL]


                             FOLD AND DETACH HERE

                                                    SERIES B COMMON STOCK (ESOP)

                           MICHAEL BAKER CORPORATION

                      1995 ANNUAL MEETING OF SHAREHOLDERS

The undersigned does hereby appoint Richard L. Shaw and Charles I. Homan, or any one of them, Proxies for the undersigned with full power of substitution to vote at the Annual Meeting of the Shareholders of Michael Baker Corporation (the "Company") to be held May 24, 1995 and at any and all adjournments of said meeting, all the shares of Series B Common Stock of the Company which the undersigned may be entitled to vote.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE OR IF SUCH DIRECTION IS NOT RECEIVED BY THE ESOP TRUSTEE ON OR BEFORE MAY 22, 1995, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE MICHAEL BAKER CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN. YOUR VOTE WILL BE KEPT CONFIDENTIAL.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                     (Over)

                             FOLD AND DETACH HERE

/ /

1.ELECTION OF DIRECTORS BY                Charles I. Homan, Thomas D. Larson,
  HOLDERS OF COMMON STOCK                 Richard L. Shaw, Konrad M. Weis,
  AND SERIES B COMMON STOCK:              J. Robert White and William A. Wulf
                                          INSTRUCTION: to withhold authority
                                          to vote for any individual nominee(s)
        FOR              WITHHOLD         write the name of such nominee(s) in
  all nominees listed    AUTHORITY        the space provided:
  (except as marked      to vote for
  to the contrary)       nominees listed _______________________________________

        0                     0


2.TO APPROVE THE ADOPTION OF THE              3.In his discretion, the Proxy is
  COMPANY'S 1995 STOCK INCENTIVE PLAN.          authorized to vote upon such
                                                other business as may be
                                                properly brought before the
                                                meeting.
     FOR     AGAINST     ABSTAIN

      0         0           0
                                              Please date and sign exactly as
                                              name appears hereon. When
                                              signing as Attorney, Executor,
                                              Administrator, Trustee or
                                              Guardian, Corporate Official,
                                              etc., full title as such should
                                              be shown. For joint accounts,
                                              each joint owner should sign.

                                              DATE: ___________________ , 1995

                                              _________________________ [SEAL]

                                              _________________________ [SEAL]


                             FOLD AND DETACH HERE